Exhibit 99.1

Oaktree Strategic Income Corporation Announces Third Fiscal Quarter 2018 Financial Results and Declares Distribution of

$0.155 Per Share

LOS ANGELES, CA, August 8, 2018 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended June 30, 2018.

Third Fiscal Quarter 2018 Highlights

•	Total investment income of $11.7 million, or $0.40 per share;

•	Net investment income of $5.1 million, or $0.17 per share;

•	Net asset value (“NAV”) per share as of June 30, 2018 of $9.91; and

•	Originated $113.6 million of new investment commitments and received $83.8 million of proceeds from prepayments, exits, other paydowns and sales.

•	The Company’s Board of Directors declared a quarterly distribution of $0.155 per share, payable on September 28, 2018 to stockholders of record on September 15, 2018.

Management Commentary

Edgar Lee, Chief Executive Officer and Chief Investment Officer said, “Oaktree Strategic Income delivered improved earnings for the third quarter by exiting virtually all of our underperforming investments and selectively growing our investment portfolio. Looking forward, with access to greater leverage, we are excited to grow and further diversify our portfolio to deliver enhanced shareholder returns.”

Portfolio and Investment Activity

As of June 30, 2018, the fair value of the Company’s investment portfolio was $570.8 million and was comprised of investments in 72 companies, including our investments in OCSI Glick JV LLC (“Glick JV”).

At fair value, 89.7% of the Company’s portfolio as of June 30, 2018 consisted of senior secured floating-rate debt investments, including 85.7% of first lien loans and 4.0% of second lien loans; 10.1% consisted of a subordinated note investment in the Glick JV; and 0.2% consisted of equity investments in other portfolio companies.

As of June 30, 2018, the Glick JV had $181.9 million in assets, including senior secured loans to 32 portfolio companies. The joint venture generated income of $1.6 million for Oaktree Strategic Income during the quarter ended June 30, 2018.

The weighted average yield on the Company’s debt investments as of June 30, 2018, including the return on our subordinated note investment in Glick JV, was 7.9%.

During the quarter ended June 30, 2018, the Company originated $113.6 million of new investment commitments in 15 new portfolio companies and 1 existing portfolio company and funded $114.3 million of investments across new and existing portfolio companies.

During the quarter, the Company received $83.8 million of proceeds from various prepayments, exits, other paydowns and sales and exited 8 investments.

Results of Operations

Total investment income for the quarter ended June 30, 2018 was $11.7 million, including $10.8 million of cash interest income, $0.6 million of payment-in-kind (“PIK”) interest income and $0.3 million of fee income from portfolio investments. PIK interest income, net of PIK collected in cash, represented 4.9% of total investment income for the quarter ended June 30, 2018.

Net expenses for the quarter were $6.6 million, a $0.6 million increase from $6.0 million in the prior quarter. The increase was primarily due to higher incentive fees, which was attributable to higher pre-incentive fee net investment income, and higher interest expense, which was attributable to increases to LIBOR, partially offset by lower professional fees.

Net realized and unrealized loss on our investment portfolio for the quarter ended June 30, 2018 was $3.3 million.

Liquidity and Capital Resources

As of June 30, 2018, the Company had $24.3 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $260.6 million, and $64.4 million of undrawn capacity on its credit facilities and debt securitization, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.3% as of June 30, 2018.

As of June 30, 2018, the Company’s total leverage ratio was 0.89x debt-to-equity.

Distribution Declaration

The Company’s Board of Directors declared a quarterly distribution of $0.155 per share, payable on September 28, 2018 to stockholders of record on September 15, 2018.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of June 30, 2018, there was one investment on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 0.14% of the debt portfolio at cost and 0.01% at fair value.

($ in thousands)
Non-Accrual - Debt Investments	As of June 30, 2018	As of September 30, 2017
Non-Accrual Investments at Fair Value	$50	$6,293
Non-Accrual Investments/Total Debt Investments at Fair Value	0.01%	1.1%

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	June 30, 2018 (unaudited)	March 31, 2018 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost June 30, 2018: $72,973,228; cost March 31, 2018: $72,410,345; cost September 30, 2017: $71,340,632)	$57,707,953	$57,895,281	$57,606,674
Affiliate investments (cost June 30, 2018: $0; cost March 31, 2018: $16,333,131; cost September 30, 2017: $17,479,053)	—	—	935,913
Non-control/Non-affiliate investments (cost June 30, 2018: $516,498,332; cost March 31, 2018: $493,721,398; cost September 30, 2017: $516,270,639)	513,086,230	484,777,863	501,894,073

Total investments at fair value (cost June 30, 2018: $589,471,560; cost March 31, 2018: $582,464,874; cost September 30, 2017: $605,090,324)	570,794,183	542,673,144	560,436,660
Cash and cash equivalents	13,296,085	23,633,508	35,604,127
Restricted cash	10,982,637	7,973,136	7,408,260
Interest, dividends and fees receivable	2,678,368	2,681,992	3,014,075
Due from portfolio companies	8,951	37,546	286,260
Receivables from unsettled transactions	4,620,469	2,020,000	505,000
Deferred financing costs	2,101,795	2,220,700	1,222,933
Other assets	968,876	1,045,792	185,336

Total assets	$605,451,364	$582,285,818	$608,662,651

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$867,845	$1,154,430	$482,877
Base management fee and incentive fee payable	1,711,290	1,515,934	2,236,187
Due to affiliate	2,491,450	1,932,272	450,517
Interest payable	2,510,079	2,098,920	1,996,171
Payables from unsettled transactions	47,366,994	22,975,533	49,029,789
Director fees payable	—	130,000	98,008
Credit facilities payable	80,556,800	80,056,800	82,956,800
Notes payable (net of $2,006,553, $2,079,079 and $2,224,132 of unamortized financing costs as of June 30, 2018, March 31, 2018 and September 30, 2017, respectively)	177,993,447	177,920,921	177,775,868

Total liabilities	313,497,905	287,784,810	315,026,217
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of June 30, 2018, March 31, 2018 and September 30, 2017	294,668	294,668	294,668
Additional paid-in-capital	373,995,934	373,995,934	373,995,934
Net unrealized depreciation on investments, secured borrowings and foreign currency	(18,578,126)	(39,791,730)	(44,653,664)
Net realized loss on investments and secured borrowings	(52,324,441)	(27,764,071)	(24,354,622)
Accumulated overdistributed net investment income	(11,434,576)	(12,233,793)	(11,645,882)

Total net assets (equivalent to $9.91, $9.99 and $9.97 per common share as of June 30, 2018, March 31, 2018 and September 30, 2017, respectively)	291,953,459	294,501,008	293,636,434

Total liabilities and net assets	$605,451,364	$582,285,818	$608,662,651

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30, 2018	Three months ended March 31, 2018	Three months ended June 30, 2017	Nine months ended June 30, 2018	Nine months ended June 30, 2017
Interest income:
Control investments	$1,074,611	$768,550	$1,452,148	$3,041,858	$4,250,910
Affiliate investments	—	—	130,217	—	331,804
Non-control/Non-affiliate investments	9,642,088	8,290,028	10,406,975	26,696,591	28,930,631
Interest on cash and cash equivalents	74,887	62,879	36,094	208,861	98,590

Total interest income	10,791,586	9,121,457	12,025,434	29,947,310	33,611,935

PIK interest income:
Control investments	562,883	774,562	—	1,632,596	—
Affiliate investments	—	—	63,551	—	164,331
Non-control/Non-affiliate investments	7,669	7,493	—	18,425	20,965

Total PIK interest income	570,552	782,055	63,551	1,651,021	185,296

Fee income:
Affiliate investments	14,822	—	3,351	14,822	9,647
Non-control/Non-affiliate investments	283,864	651,259	498,497	1,333,172	1,177,271

Total fee income	298,686	651,259	501,848	1,347,994	1,186,918

Dividend and other income:
Control investments	—	—	—	—	187,420
Allowance for control investments	—	—	(420,192)	—	(420,192)

Total dividend and other income	—	—	(420,192)	—	(232,772)

Total investment income	11,660,824	10,554,771	12,170,641	32,946,325	34,751,377

Expenses:
Base management fee	1,414,815	1,393,458	1,419,603	4,220,445	4,234,003
Part I incentive fee	1,002,145	480,384	1,143,101	1,742,251	2,420,829
Professional fees	618,423	745,110	280,008	2,383,716	972,310
Board of Directors fees	114,093	130,000	127,464	374,093	385,064
Interest expense	3,235,080	2,898,165	2,661,975	8,897,722	8,124,752
Administrator expense	326,998	281,931	127,533	888,613	456,018
General and administrative expenses	225,132	276,568	480,490	936,910	1,513,902

Total expenses	6,936,686	6,205,616	6,240,174	19,443,750	18,106,878
Fees waived	(347,760)	(240,192)	—	(705,445)	(6,232)
Insurance recoveries	—	—	—	—	(250,000)

Net expenses	6,588,926	5,965,424	6,240,174	18,738,305	17,850,646

Net investment income	5,071,898	4,589,347	5,930,467	14,208,020	16,900,731

Unrealized appreciation (depreciation) on investments and foreign currency:
Control investments	(750,211)	(59,931)	103,555	(1,531,317)	(1,702,261)
Affiliate investments	16,333,131	134,093	(1,633,615)	16,543,140	(3,281,200)
Non-control/Non-affiliate investments	5,630,684	3,045,873	(4,272,744)	11,063,715	7,195,580

Net unrealized appreciation (depreciation) on investments and foreign currency	21,213,604	3,120,035	(5,802,804)	26,075,538	2,212,119

Net unrealized appreciation on secured borrowings	—	—	—	—	(14,575)
Realized gain (loss) on investments and secured borrowings:
Affiliate investments	(15,914,944)	—	—	(15,914,916)	—
Non-control/Non-affiliate investments	(8,645,426)	973,257	11,535	(12,054,903)	(13,401,975)

Net realized gain (loss) on investments and secured borrowings	(24,560,370)	973,257	11,535	(27,969,819)	(13,401,975)

Net increase in net assets resulting from operations	$1,725,132	$8,682,639	$139,198	$12,313,739	$5,696,300

Net investment income per common share — basic and diluted	$0.17	$0.16	$0.20	$0.48	$0.57
Earnings per common share — basic and diluted	$0.06	$0.29	$—	$0.42	$0.19
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768
Distributions per common share	$0.145	$0.14	$0.19	$0.475	$0.605

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its third fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on August 8, 2018. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10121987, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com